CORPORATE NEWS

FOR IMMEDIATE RELEASE

COMPETITIVE TECH APPOINTS CONRAD F. MIR AS NEW PRESIDENT, CEO & MEMBER OF THE BOARD

Seasoned Turnaround CEO and Microcap Healthcare Executive

Helped Raise More Than $40 Million For Distressed Biotech Companies

Fairfield, CT – October 4, 2013 – The Board of Directors of Competitive Technologies, Inc., (OTCQX: CTTC) (CTI), today announced the appointment of Conrad F. Mir as President and chief executive officer, with full responsibility for running the corporation, and as a member of the Board of Directors. Mr. Mir will also serve as interim chief financial officer while the Board of Directors commences a search process to identify a suitable candidate to fill the role on a permanent basis.

“With Mr. Mir’s expertise in the micro-cap biotechnology space, along with his experience turning around distressed biotech companies, CTI has the right leadership in place to executive its corporate reengineering plan and enhance long-term shareholder value,” said Peter Brennan, chairman of the Board of Directors of CTI.

Mr. Mir has been mandated to implement a corporate reengineering plan (Plan), which he designed and presented to the Board of Directors. The Plan reengineers CTI’s core business, cuts expenses, develops the wound care and bone technologies, and furthers our flagship Calmare© platform.

The Board of Directors also announced the acceptance of Carl O’Connell’s resignation as CEO. Mr. O’Connell has chosen to pursue other business opportunities, but will remain on the Board of Directors to provide continuity and ensure the Plan’s success. He has agreed to serve as a special advisor to CTI in various medical technology capacities, including the ongoing development of Calmare.

“Carl has a wealth of knowledge in the medical device field and will continue to be an instrumental part of the CTI team through his direction and guidance in the board room,” added Mr. Brennan.

In addition, CTI will not extend its consulting agreement with Johnnie Johnson, chief financial officer and consultant to CTI. The company is indebted to his hard work and wishes him success in future endeavors.

About Mr. Mir

Mr. Mir has over twenty years of investment banking, financial structuring, and corporate reengineering experience. He has served in various executive management roles and on the Board of Directors of several companies in the biotechnology industry. Most recently, Mr. Mir was CFO of Pressure BioSciences, Inc., (OTCQB: PBIO), a sample preparation company advancing its proprietary pressure cycling technology. Before that, he was chairman and CEO of Genetic Immunity, Inc., a plasmid, DNA company in the HIV space, and was the executive director of Advaxis, Inc., (OTCQB: ADXS), a vaccine company. Over the last five years, he was responsible for raising more than $40 million in growth capital and broadening corporate reach to new investors and current shareholders.

Conrad has worked for several investment banks including Sanford C. Bernstein, First Liberty Investment Group, and Nomura Securities International. He holds a BS/BA in Economics and English with special concentrations in Mathematics and Physics from New York University. He is a classically trained pianist and teacher, and a student of the martial arts. He is married with two children, alumni council chairman of Tau Kappa Epsilon fraternity – Tau Alpha chapter (NYU), and a member of NIRI.

About the Company

Competitive Technologies Inc., (CTI) is a biotechnology company developing and commercializing innovative products and technologies. CTI is the licensed distributor of the non-invasive Calmare® pain therapy medical device, which incorporates the biophysical “Scrambler Therapy”® technology developed to treat neuropathic and cancer-derived pain by Professor Giuseppe Marineo.

Forward-Looking Statements

Certain statements contained in this press release are forward-looking statements that involve risks and uncertainties. The statements contained herein that are not purely historical are forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements deal with the Company’s current plans, intentions, beliefs and expectations and statements of future economic performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from what is currently anticipated. Factors that could cause or contribute to such differences include those discussed from time to time in reports filed by the Company with the Securities and Exchange Commission. The Company cannot guarantee its future results, levels of activity, performance or achievements.

Contacts:

Competitive Technologies, Inc.	JV Public Relations
Conrad Mir	Janet Vasquez
President and CEO	jvasquez@jvprny.com
973.798.8882	212.645.5498

The Calmare device is currently being manufactured for sale by GEOMC Co., Ltd. of Seoul, South Korea.

Scrambler Therapy®: www.scramblertherapy.org/english.htm

Calmare®: www.calmarett.com

CTI: www.competitivetech.net